Exhibit 10.2

AMENDED AND RESTATED

SERIES A-2 NOTE

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER ANY APPLICABLE SECURITIES LAW.  THIS SECURITY CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE BORROWER IS FURNISHED WITH AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS NOTE HAS NOT BEEN QUALIFIED BY THE FILING OF A PROSPECTUS UNDER APPLICABLE CANADIAN SECURITIES LAWS.  BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR, AS SUCH TERM IS DEFINED IN ONTARIO SECURITIES COMMISSION RULE 45-501, AND AGREES THAT THIS NOTE IS NOT BEING ACQUIRED WITH A VIEW TO DISTRIBUTION.

Series A-2 Senior Secured Note Due 2007

U.S.$20,000,000	September 10, 2004

Section 1.                                            General.

(a)                                  Bookham, Inc., a Delaware corporation (the “Borrower”), for value received, hereby promises to pay, subject to the further provisions hereof, to Nortel Networks UK Limited (the “Lender”), the principal amount of TWENTY MILLION U.S. DOLLARS (U.S.$20,000,000.00), as such principal amount may be reduced by prepayments pursuant to Section 3 and Section 4 of this Note (as defined below), on November 8, 2007 (such date, the “Maturity Date”), on presentation and surrender of this Note to the Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

(b)                                 The Borrower further agrees to pay interest on the outstanding principal amount hereof from time to time from the date hereof at the Interest Rate (as defined below), payable in arrears on each Interest Payment Date (as defined below) and on the Maturity Date.  Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

(c)                                  The Lender shall act on behalf of and as agent for all present and future Holders (as defined below) and shall exclusively exercise or enforce any and all rights, powers, privileges and remedies hereunder.  If the Holder is not the Lender, the Borrower and the Guarantors shall satisfy any requirement hereunder to deliver to the Holder any notice or payment by delivering such notice or payment to the Lender rather than the Holder.

Section 2.                                            Security Interest, Retention of Title and Limitation on Liens.

(a)                                  As security for the Indebtedness (as defined below), and as security for the agreements and other obligations of the Borrower and the Guarantors (as defined below) hereunder and in order to secure the full and punctual payment of their respective obligations hereunder in accordance with the terms set forth herein, (i) the Borrower has pledged, and has caused certain of its Subsidiaries to pledge, and will pledge and cause certain of its Subsidiaries to pledge, the Collateral (as defined below) pursuant to the Security Agreements and the documents delivered pursuant thereto and pursuant to certain other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement, and (ii) the Seller (as defined in the Acquisition Agreement) and its Subsidiaries have retained title to certain of the Assets (as defined in the Acquisition Agreement) pursuant to the Bill of Sale, dated as of November 8, 2002 delivered by Seller and certain of its Subsidiaries to Bookham (Switzerland) AG (as such title retention arrangements have been modified by certain documents and agreements delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement).

(b)                                 None of the Borrower and the Guarantors shall (and none of them shall permit any of its Subsidiaries to) create, incur, assume or permit to exist any Lien on any of the Collateral, except for Permitted Liens.

Section 3.                                            Voluntary Prepayment.

This Note shall be prepayable, at the option of the Borrower, in whole or in part, on one or more occasions, on not less than two (2) Business Days (as defined below) and not more than twenty (20) calendar days prior written notice to the Holder, at a price in cash equal to 100% of the outstanding principal amount to be prepaid, plus accrued and unpaid interest to such prepayment date.

Section 4.                                            Mandatory Prepayment.

(a)                                  Within one (1) Business Day after the consummation of any Qualified Financing (as defined below), the Borrower shall prepay in cash on a pro rata basis by wire transfer of immediately available funds the outstanding obligations under the Series A-2 Note in an amount equal to the Net Proceeds (as defined below) of such Qualified Financing to the extent such Net Proceeds constitute all or part of the Threshold Net Proceeds (as defined below).

(b)                                 Within one (1) Business Day after the consummation of any sale, distribution, assignment, lease, transfer or other disposition in violation of Section 7(d), the Borrower shall prepay on a pro rata basis by wire transfer of immediately available funds the outstanding obligations under the Series A-2 Note in an amount equal to the Net Proceeds of such sale, distribution, assignment, lease, transfer or other disposition to the extent such amount is not required to be applied to prepay the Series B-1 Note.

(c)                                  Within one (1) Business Day after a Change of Control (as defined below) of the Borrower, the Borrower shall prepay the Series A-2 Note in full at a price in cash equal to 100% of the outstanding principal amount, plus accrued and unpaid interest to such prepayment date.

Section 5.                                            Replacement of Note.

At the request of the Holder upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation of this Note, and in all cases upon reimbursement to the Borrower of all reasonable expenses incidental thereto, the Borrower and the Guarantors shall make and deliver to the Holder a replacement Note of like tenor in lieu of this Note.

Section 6.                                            Amendments, Modifications and Waivers.

No covenant, agreement or condition contained in this Note may be amended or modified and no right hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) other than by a written instrument or agreement executed by the Holder and the Borrower.  Any such amendment, modification or waiver shall be binding upon each present and future holder of this Note and upon the Borrower.  Upon the request of the Borrower, the Holder shall submit this Note to the Borrower so that this Note be marked to indicate such amendment, modification or waiver, and any Note issued thereafter shall bear a similar notation referring to any such amendment, modification or continuing waiver.

Section 7.                                            Existence; Conduct of Business; Report on Cash Balance and Forecast of Cash Flows; Sales of Assets; Confidentiality; Trading in Securities.

(a)                                  Each of the Borrower and the Guarantors shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names that are, in the Borrower’s reasonable judgment, material to the conduct of its business.

(b)                                 Provided that from time to time the Holder may instruct the Borrower to discontinue the delivery of reports pursuant to this Section 7(b), the Borrower shall deliver the following reports to the Holder via email to paolini@nortelnetworks.com and via facsimile at 905-863-8261 (or such other email address or facsimile number as the Holder shall designate in writing):

(i)                                     By Tuesday of the following calendar week, for each calendar week ending after the date of this Note, the Borrower shall provide the Holder with a report, on a consolidated basis, of the amount of Bank Cash (as defined below), as of the end of the day on Friday of such calendar week.

(ii)                                  By the 10th day of each calendar month ending after the date of this Note, the Borrower shall provide the Holder with a report stating the Cash Balance (as defined below) of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the prior calendar month (or the nearest Business Day thereafter if the end of the calendar month is not a Business Day).

(iii)                               By the 25th day of each calendar month ending after the date of this Note, the Borrower shall provide the Holder with a report stating the Cash Balance of the

Borrower and its Subsidiaries, on a consolidated basis, as of the 15th day of the then current calendar month or, if the 15th day is not a Friday, the nearest Friday to the 15th day.

(c)                                  Within 15 Business Days of the end of each calendar month ending after the date of this Note, the Borrower shall provide the Holder with (i) a statement of operations, balance sheet and statement of cashflows prepared in accordance with the Borrower’s internal format for the Borrower and its Subsidiaries, on a consolidated basis, for the previous calendar month and (ii) a financial forecast of the Borrower and its Subsidiaries, on a consolidated basis, for the current quarter and for the four subsequent quarters, consisting of a statement of operations, balance sheet and statement of cashflows prepared in accordance with the Borrower’s internal format, as well as qualitative analysis of such forecasts and any changes from prior forecasts provided to the Holder in accordance with this Section 7(c); provided, however, that from time to time the Holder may instruct the Borrower to discontinue the delivery of reports pursuant to this Section 7(c).

(d)                                 Neither the Borrower nor any Guarantor shall distribute, sell, assign, transfer or otherwise dispose of any Collateral without the prior written consent of the Holder while the Guaranteed Obligations are outstanding, except for the disposition of equipment having a fair market value not to exceed $5,000,000 in the aggregate.

(e)                                  The Holder and its Representatives shall hold in confidence, and shall not disclose to any person outside its organization, any of the information provided by the Borrower pursuant to Section 7(b) or Section 7(c) without the prior written consent of the Borrower.  The Holder shall disclose such information only to persons within its organization who have a need to know such information in the course of the performance of their duties.  The Holder will promptly report to the Borrower any actual violation of the terms of this Section 7(e) and will take all reasonable further steps requested by the Borrower to prevent, control or remedy any such violation.  The obligations of the Holder in this Section 7(e) shall not apply, and the Holder shall have no further obligations, with respect to (i) any information that is known to the Holder prior to the date of disclosure of such information pursuant to Sections 7(b) or 7(c) hereof or is publicly available when provided or that thereafter becomes publicly available other than through a breach by the Holder of this Section 7(e), or (ii) any information that the Holder or its Representatives are required to disclose to or by a court, governmental or regulatory agency, stock exchange or similar body, or as otherwise required by applicable law, provided that the Holder exercises its reasonable efforts to preserve the confidentiality of the information, including, without limitation, by cooperating with the Borrower to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the information by the person or entity receiving such information.

(f)                                    The Holder acknowledges that it is aware applicable securities laws prohibit any person who is aware of material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and agrees that it will not do so while in possession of any material nonpublic information about the Borrower.

Section 8.                                            Guarantees.

(a)                                  Each Guarantor hereby jointly and severally unconditionally guarantees, as a primary obligor and not merely as a surety, to the Holder the full and punctual payment when due, whether at the Maturity Date, by acceleration, by prepayment or otherwise, of all obligations of the Borrower under this Note, whether for payment of principal or interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) in respect of the Note and all other monetary obligations of the Borrower under this Note, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, pursuant to the terms of Section 6, without notice to or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Section 8 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Each Guarantor waives presentation to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  Each Guarantor waives notice of any default under this Note.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (as defined below) under this Note or any other agreement or otherwise; (ii) any extension of the repayment terms of the Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Note or any other agreement; (iv) the failure to perfect any security interest in, or the release of, any security held by the Holder for the Guaranteed Obligations or any of them; or (v) the failure of the Holder to exercise any right or remedy against any other Guarantor.  In the event that there is a Change in Control with respect to any Guarantor, all obligations of such Guarantor hereunder shall be relieved in full and such Guarantor shall cease to be subject to any obligation hereunder or to be deemed a “Guarantor” upon the effectiveness of such Change in Control.

(c)                                  Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Borrower first be used and depleted as payment of the Borrower’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Borrower be sued prior to an action being initiated against such Guarantor.

(d)                                 Each Guarantor further agrees that its guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Holder to any security held for payment of the Guaranteed Obligations.

(e)                                  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise of any Guaranteed Obligation, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Holder to assert any claim or demand or to enforce any remedy under this Note or any other agreement, by any waiver or modification of any provision thereof by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f)                                    Each Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Holder upon the bankruptcy or reorganization of the Borrower or otherwise.

(g)                                 In furtherance of the foregoing and not in limitation of any other right which the Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, in cash, to the Holder an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

(h)                                 Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it and the Holder, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 9 for the purposes of any guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 10, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 8.

(i)                                     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Holder in enforcing any rights under this Section 8.

(j)                                     The Borrower shall cause each Subsidiary that (i) has not executed and delivered this Note “as Guarantor” and (ii) is or becomes a Principal Borrower Subsidiary to execute and deliver such instruments and do such acts as may be necessary for such Principal Borrower Subsidiary to become a Guarantor under this Section 8, including without limitation Bookham Technology plc.

(k)                                  Upon request of the Holder, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Note.

(l)                                     In the case of any payments made by a Guarantor pursuant to this Section 8, the following shall apply:

(i)                                     All such payments shall be made to the Holder without withholding or deduction for, or on account of, Taxes (other than those withholdings or deductions to which payments by the Borrower are subject).  In the event any withholding or deduction for Taxes is required by law or by the interpretation or administration thereof by the relevant governmental authority, such Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received by the Holder after such withholding or deduction may not be less than the net amount that would have been received by the Holder from the Borrower.

(ii)                                  If the Holder is entitled to claim an exemption from, or a reduction of, any withholding or deduction for or on account of Taxes under any applicable law or treaty, the Holder hereby covenants and agrees that it will take all reasonably necessary steps to secure the benefit of such exemption or reduction.  Further, if the Holder is entitled to claim a refund of any withholding or deduction of or on account of Taxes under any applicable law or treaty, the Holder hereby covenants and agrees that it will take all reasonably necessary steps to secure such refund, and (to the extent that such Guarantor has made a payment of an additional amount pursuant to this Section 8(l)) account for such refund to such Guarantor.

(iii)                               If (and for so long as) the Holder fails to satisfy its obligations under clause (ii) of this Section 8(l), such Guarantor shall not be required to make any payments under this Section 8 to the extent that such payments could have been avoided if the Holder had complied with its obligations under clause (ii) of this Section 8(l).  For example (and solely for purposes of illustration), if payments by such Guarantor are subject to a withholding tax of 15%, but under the applicable tax treaty the Holder is entitled to claim a reduction of withholding tax from 15% to 10%, then, if the Holder fails to comply with its obligations under clause (ii) of this Section 8(l), such Guarantor shall be obligated to make payments under clause (i) of this Section 8(l) on the reduced 10% withholding tax and shall have no obligation under clause (i) of this Section 8(l) with respect to the 5% withholding tax that could have been avoided if the Holder had complied with its obligations under clause (ii) of this Section 8(l).

Section 9.                                            Events of Default.

(a)                                  An “Event of Default” occurs if:

(i)                                     any default shall be made in the payment of the principal of or cash interest on the Series A-2 Note, when and as the same shall become due and payable, whether at the due date thereof, upon acceleration thereof or otherwise;

(ii)                                  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (ii) shall not apply in the case of (A) voluntary or mandatory prepayments under the Series A-2 Note or the Series B-1 Note that are paid in full when due or (B) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(iii)                               an Event of Default (as defined in the Series B-1 Note) occurs with respect to the Series B-1 Note;

(iv)                              the Borrower or any of its Subsidiaries defaults in any material respect in its obligations hereunder (other than any obligations for the payment of principal or interest) or in any of the Security Agreements, the Restructuring Agreement or the agreements delivered pursuant thereto; provided that such default shall not have been cured within twenty (20) Business Days after written notice of such default;

(v)                                 the Borrower becomes subject to a Bankruptcy Event;

(vi)                              the Borrower and its Subsidiaries, on a consolidated basis, fail to maintain a Cash Balance of at least U.S.$25,000,000, as reported pursuant to Section 7(b)(ii) or Section 7(b)(iii), and the Borrower receives written notice from the Holder of such failure;

(vii)                           (A) except as permitted by this Note, any of the Security Agreements or other documents delivered pursuant thereto or pursuant to any other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for twenty (20) Business Days after written notice, or (B) the Borrower or any Guarantor, or anyone acting on behalf of the Borrower or any Guarantor, shall deny or disaffirm its obligations under any of the Security Agreements or other documents delivered pursuant thereto or pursuant to any other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement;

(viii)                        The Borrower fails to provide the information required by Section 7(b)(ii) or Section 7(b)(iii) within the time periods set forth in such sections; provided that Borrower may cure such default by providing the information required by Section 7(b)(ii) or Section 7(b)(iii), as applicable, within 3 calendar days of such default if the most recent report delivered by Borrower pursuant to Section 7(b)(i) both (A) was delivered within the time period set forth in such section and (B) reported an amount of Bank Cash in excess of U.S.$35,000,000;

(ix)                                The Borrower fails to provide the information required by Section 7(c) within the time period set forth in such section; provided that Borrower may cure such default by providing the information required by Section 7(c) within 10 calendar days of such default.

(b)                                 If an Event of Default occurs, then the Holder of this Note may, by written notice to the Borrower, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

Section 10.                                      Notices of Material Events.

(a)                                  The Borrower shall furnish the Holder written notice of the occurrence of any Event of Default or any development or circumstance that has, or could reasonably be expected to have, a Borrower Material Adverse Effect (as defined below) promptly upon the Borrower’s obtaining knowledge thereof.

(b)                                 Each notice delivered under this Section 10 shall be accompanied by a statement of an executive officer of the Borrower setting forth the details of the event, development or circumstance requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 11.                                      Extension of Maturity.

Should the principal of and interest on this Note become due and payable on other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and interest shall be payable at the rate per annum herein specified during such extension.

Section 12.                                      Successors and Assigns.

The provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Guarantors and their respective successors and permitted assigns and the Holder of this Note and its successors and assigns.  None of the obligations of the Borrower or any Guarantor hereunder may be assigned without the prior written consent of the Holder.  Subject to applicable federal and state securities Laws, this Note is transferable and assignable by the Holder (or its successor) only to a Subsidiary of the Holder (or back to the Holder).  Any transfer of this Note may be made only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer.

Section 13.                                      No Waiver.

Neither a failure nor a delay on the part of the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Holder herein expressly specified are cumulative and not exclusive of any other rights remedies or benefits which either may have under this Note at law, in equity, by statute or otherwise.

Section 14.                                      Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  This Note was negotiated and executed in the State and County of New York.  All actions, suits and proceedings arising out of relating to this Note shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York, and the Holder, the Borrower and the Guarantors hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably agree to the laying of venue in such courts and waive the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding.

Section 15.                                      Titles and Subtitles.

The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

Section 16.                                      Definitions.  All accounting and financial terms not defined herein shall be construed in accordance with U.S. generally accepted accounting principles, as in effect from time to time.  In addition, as used in this Note, unless otherwise specified, the following terms have the meanings specified below:

“Acquisition Agreement” means the Acquisition Agreement between Nortel Networks Corporation and Bookham Technology plc dated as of October 7, 2002 (as amended through the date hereof).

“Bank Cash” means cash held in any deposit account in the name of the Borrower or any of its Subsidiaries.

“Bankruptcy Event” has the meaning set forth in the Acquisition Agreement.

“Borrower” has the meaning set forth in Section 1(a).

“Borrower Material Adverse Effect” means any long-term or short-term effect that is or is reasonably likely to be materially adverse to (i) the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Security Documents and the Supply Agreement between the Borrower and Nortel Networks Corporation dated as of the date hereof, but in each case shall not include any effect arising out of or resulting from (A) a change in general economic or financial conditions (provided that such changes do not affect the Borrower and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry) or (B) a change, condition or circumstance in the industry in which the Borrower and its Subsidiaries operate (provided that such changes do not affect the Borrower and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry); provided, however, that (1) any decrease in the market price or trading volume of the Borrower’s securities or any shareholder litigation resulting therefrom shall not, in and of itself, constitute a Borrower Material Adverse Effect and (2) the failure of the Borrower to achieve internal or external financial forecasts or projections shall not, in and of itself, constitute a Borrower Material Adverse Effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York; London, England or Toronto, Ontario, Canada.

“Cash Balance” of any party as of a reference date means the amount of Bank Cash, marketable securities and other cash equivalents of such party as of the reference date (which, for the avoidance of doubt, shall be less any bank checks issued and not cleared as of such reference date).

“Change of Control” has the meaning set forth in the Acquisition Agreement.

“Collateral” means all of the collateral described in the Security Agreements and the documents delivered pursuant thereto and pursuant to certain other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement.

“Control” or “Controlled” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Interest” of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests in such Person if such Person is not a corporation, partnership or limited liability company and includes any interest that is convertible into or exchangeable or exercisable for any Equity Interest and any other right to acquire any Equity Interest.

“Event of Default” has the meaning set forth in Section 9(a).

“Guaranteed Obligations” has the meaning set forth in Section 8.

“Guarantors” means (i) subject to the last sentence of Section 8(b), those Subsidiaries of the Borrower that have executed and delivered this Note on the date hereof “as Guarantor” and (ii) such other Subsidiaries of the Borrower that have guaranteed the Series A-2 Note pursuant to Section 8(j).

“Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

“Holder” means the Person named as the Lender or such Person’s permitted transferee or assign.

“Indebtedness” means any obligation in respect of (i) borrowed money, (ii) capitalized lease obligations, (iii) obligations under interest rate agreements and currency agreements, (iv) guarantees of any obligation of any third Person, (v) letters of credit and (vi) indemnities or performance bonds.

“Interest Payment Date” means each February 8, May 8, August 8 and November 8 beginning on November 8, 2004.

“Interest Rate” means 4.00% per annum; provided that anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, neither the Borrower nor any Guarantor shall be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

“Lender” has the meaning set forth in Section 1(a).

“Liens” means any mortgage, easement, tenancy, right-of-way, restriction, deed or trust, pledge, hypothecation, security interest, encumbrance, claim, lien, license, lease or charge of any kind.

“Material Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries having an outstanding principal amount of at least U.S.$5,000,000, individually or in the aggregate, whether such Indebtedness now exists or shall hereafter be created.

“Maturity Date” has the meaning set forth in Section 1(a).

“Net Proceeds” means, with respect to the sale, transfer or other disposition of any asset, the issuance of any security or any financing, the aggregate amount of cash proceeds (including any other consideration that is converted into cash) therefrom, in each case net of any customary attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage and consultant fees actually incurred in connection, and contemporaneously, therewith.

“Note” means this Note and any replacement Note executed and delivered by the Borrower and the Guarantors pursuant to Section 5 hereof.

“Permitted Liens” has the meaning set forth in the Security Agreements.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity.

“Principal Borrower Subsidiary” means any Subsidiary of the Borrower the assets of which have an aggregate fair market value equal to or greater than $1,000,000.

“Qualified Financing” means (i) any issuance by the Borrower or any of its Subsidiaries of any Equity Interests and any Indebtedness incurred by the Borrower or any of its Subsidiaries that is convertible into or exchangeable or exercisable for any Equity Interests (other than the issuance of shares of common stock of the Borrower or options with respect thereto to employees, directors or officers of the Borrower or any Subsidiary of the Borrower in the ordinary course consistent with past practice) and (ii) any “sale-leaseback” or similar transaction involving the Collateral located in Shenzhen, China.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and members of advisory boards).

“Restructuring Agreement” means the Restructuring Agreement among Bookham Technology plc, Bookham, Inc., the subsidiaries of Bookham, Inc. whose names appear on the signature pages thereto, Nortel Networks UK Limited and Nortel Networks Corporation, dated as of December 2, 2004.

“Security Agreements” means the Security Agreements (as defined in the Acquisition Agreement), each as amended and restated as of the date hereof.

“Series A-2 Note” means the Amended and Restated Series A-2 Senior Secured Note due November 8, 2007 in an original principal amount of U.S.$20,000,000 issued by Bookham, Inc.

“Series B-1 Note” means the Amended and Restated Series B-1 Senior Secured Note due November 8, 2006 in an original aggregate principal amount of U.S.$30,000,000 issued by Bookham Technology plc.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock (or other Equity Interest) having ordinary voting power to elect a majority of the board of directors (or similar governing body) of such entity or (b) the interest in the capital or profits of such entity is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Taxes” has the meaning set forth in the Acquisition Agreement.

“Threshold Net Proceeds” means the excess over $100,000,000 of Net Proceeds of all Qualified Financings consummated after the date hereof.

IN WITNESS WHEREOF, each of the Borrower and the Guarantors has duly executed and delivered this Note as of the date first written above.

BOOKHAM, INC., as Borrower

By:	/s/ Stephen Abely
Name: Steve Abely
Title: CFO

BOOKHAM TECHNOLOGY PLC, as Guarantor

By:	/s/ Stephen Abely
Name: Steve Abely
Title: Director

NEW FOCUS, INC., as Guarantor

By:	/s/ Stephen Abely
Name: Steve Abely
Title: President

ONETTA, INC., as Guarantor

By:	/s/ Philip Davis
Name: Philip Davis
Title: President

BOOKHAM (US) INC., as Guarantor

By:	/s/ Stephen Abely
Name: Steve Abely
Title: President

BOOKHAM (CANADA), INC., as Guarantor

By:	/s/ Philip Davis
Name: Philip Davis
Title: Treasurer

BOOKHAM (SWITZERLAND) AG, as Guarantor

By:	/s/ Stephen Abely
Name: Steve Abely
Title: President and Director

IGNIS OPTICS, INC., as Guarantor

By:	/s/ Stephen Abely
Name: Steve Abely
Title: President